Albertsons Companies, Inc. Reports Second Quarter Results
Boise, ID - October 15, 2018
Albertsons Companies, Inc. (the "Company") today reported results for the second quarter of fiscal 2018, which ended September 8, 2018.
Second Quarter of Fiscal 2018 Highlights and Update on Fiscal 2018 Outlook

•	Positive identical sales of 1.0%

•	Adjusted EBITDA increased 13.1% to $548.6 million

•	eCommerce sales growth of 113%

•	Own Brands sales penetration increased 44 basis points to 25.0%

•	Reaffirming fiscal 2018 Adjusted EBITDA of $2.7 billion and updating identical sales guidance to be in the range of 1.0% to 1.3% for the full year

•	Store conversions to Safeway IT systems are fully complete

"We are pleased with our second quarter results as identical sales grew for the third consecutive quarter and Adjusted EBITDA grew over 13% in the quarter compared to last year," said Jim Donald, Chief Executive Officer. "We are energized and enthusiastic about our Company and our ability to generate free cash flow and delever our balance sheet. The team continues to innovate through our digital engagement with customers in both the four-wall and no-wall environment, through our continued expansion of natural and organic Own Brands offerings and through the automation of our distribution centers which we believe will deliver strong returns going forward."

"We are also thrilled to have completed our store systems conversions related to the Safeway integration, which will allow our operators to relentlessly focus on running great stores," added Donald.

Second Quarter of Fiscal 2018 Results
Sales and other revenue increased $192.4 million, or 1.4%, to $14.0 billion during the 12 weeks ended September 8, 2018 ("second quarter of fiscal 2018") compared to $13.8 billion during the 12 weeks ended September 9, 2017 ("second quarter of fiscal 2017"). The increase was driven by an increase in fuel sales of $140.3 million and the Company's 1.0% increase in identical sales, partially offset by a reduction in sales related to the closure of 30 stores in the first two quarters of fiscal 2018.
Gross profit margin increased to 27.2% during the second quarter of fiscal 2018 compared to 27.0% during the second quarter of fiscal 2017. Excluding the impact of fuel, gross profit margin increased 40 basis points. The increase was primarily attributable to lower advertising costs and lower shrink expense as a percentage of sales compared to the second quarter of fiscal 2017.
Selling and administrative expenses decreased to 26.3% of sales during the second quarter of fiscal 2018 compared to 27.5% of sales for the second quarter of fiscal 2017. Excluding the impact of fuel, selling and administrative expenses as a percentage of sales decreased 110 basis points during the second quarter of fiscal 2018 compared to the second quarter of fiscal 2017. The decrease in selling and administrative expenses was primarily attributable to gains related to property dispositions in the second quarter of fiscal 2018 and impairment charges related to underperforming stores in the second quarter of fiscal 2017 and the realization of the Company's cost reduction initiatives, partially offset by higher acquisition and integration costs as a result of converting 219 stores in the second quarter of fiscal 2018 compared to 82 stores in the second quarter of fiscal 2017 and third party costs related to the proposed merger with Rite Aid Corporation that was mutually terminated.

The Company recorded no goodwill impairment during the second quarter of fiscal 2018 compared to goodwill impairment of $142.3 million in the second quarter of fiscal 2017.
Interest expense was $194.9 million during the second quarter of fiscal 2018 compared to $214.8 million during the second quarter of fiscal 2017. The decrease in interest expense was primarily driven by the write-off of deferred financing costs in the second quarter of fiscal 2017 related to the Company's refinancing transactions in fiscal 2017.
Income tax benefit was $11.9 million and $67.7 million for the second quarter of fiscal 2018 and fiscal 2017, respectively.
Net loss was $32.4 million in the second quarter of fiscal 2018 compared to net loss of $355.2 million in the second quarter of fiscal 2017.
Adjusted EBITDA was $548.6 million, or 3.9% of sales, for the second quarter of fiscal 2018 compared to $485.2 million, or 3.5% of sales, for the second quarter of fiscal 2017. The 13.1% increase in Adjusted EBITDA primarily reflects the Company's identical sales increase, improved gross profit and realization of the Company's cost reduction initiatives.

Year-To-Date Q2 2018 Results

Sales and other revenue increased 1.2% to $32.7 billion during the first 28 weeks of fiscal 2018 compared to $32.3 billion during the first 28 weeks of fiscal 2017. The increase in sales was driven by an increase in fuel sales of $294.4 million and from the Company's 0.5% increase in identical sales, partially offset by a reduction in sales related to the closure of 30 stores in the first two quarters of fiscal 2018.
Gross profit margin increased to 27.5% during the first 28 weeks of fiscal 2018 compared to 27.2% during the first 28 weeks of fiscal 2017. Excluding the impact of fuel, gross profit margin increased 50 basis points.
Selling and administrative expenses decreased to 26.5% of sales during the first 28 weeks of fiscal 2018 compared to 27.2% of sales during the first 28 weeks of fiscal 2017. Excluding the impact of fuel, Selling and administrative expenses as a percentage of sales decreased 50 basis points during the first 28 weeks of fiscal 2018 compared to the first 28 weeks of fiscal 2017.
Interest expense was $449.5 million during the first 28 weeks of fiscal 2018 compared to $485.3 million for the first 28 weeks of fiscal 2017. The decrease in interest expense primarily reflects the write-off of deferred financing costs during the first 28 weeks of fiscal 2017 related to the Company's refinancing transactions in fiscal 2017.
Income tax benefit was $14.9 million and $67.3 million during the first 28 weeks of fiscal 2018 and fiscal 2017, respectively.
Net loss was $50.1 million during the first 28 weeks of fiscal 2018 compared to net loss of $560.1 million during the first 28 weeks of fiscal 2017.
Adjusted EBITDA was $1,364.4 million, or 4.2% of sales during the first 28 weeks of fiscal 2018 compared to $1,256.9 million, or 3.9% of sales during the first 28 weeks of fiscal 2017.

Liquidity and Capital Expenditures
Net cash provided by operating activities was $1,191.3 million for the first 28 weeks of fiscal 2018 compared to $872.7 million for the first 28 weeks of fiscal 2017. The increase in cash flow from operations was driven by improvements in operating results in the first 28 weeks of fiscal 2018 and changes in working capital, primarily related to accounts payable and inventory.

During the first 28 weeks of fiscal 2018, the Company spent approximately $631 million on capital expenditures, which included approximately $40 million related to the Safeway integration, the completion of 59 remodel projects, the opening of three new stores and continued investment in the Company's digital marketing capabilities.

On August 16, 2018, the Company completed the sale and leaseback of two of the Company’s distribution centers for an aggregate purchase price, net of closing costs, of approximately $290 million. In connection with the sale and leaseback, the Company entered into lease agreements for each of the properties for initial terms of 20 years. The aggregate initial annual rent payment for the properties will be approximately $17 million, and includes 1.5% annual rent increases over the initial 20-year term.
As of September 8, 2018, the Company had approximately $1.7 billion of cash and cash equivalents, no borrowings outstanding under its $4.0 billion asset-based loan facility, and total availability of approximately $3.2 billion (net of letters of credit usage).

2018 Outlook

The following outlook for fiscal 2018 is being reaffirmed with respect to Adjusted EBITDA, interest expense and the effective tax rate, and is being updated with respect to identical sales and capital expenditures.

•	The Company now expects identical sales to be in the range of 1.0% to 1.3% for the full year in fiscal 2018.

•	The Company expects Adjusted EBITDA (which is reconciled to operating income in the table below) of approximately $2.7 billion.

•	The Company expects interest expense to be slightly down to relatively flat.

•	The Company expects its effective tax rate to be in the range of 25% to 27%, excluding one-time asset sales and discrete items.

•	The Company now expects to spend approximately $1.4 billion in capital expenditures.

About Albertsons Companies
Albertsons Companies is a leading food and drug retailer in the United States. As of September 8, 2018, the Company operated 2,291 retail food and drug stores with 1,754 pharmacies, 396 associated fuel centers, 23 dedicated distribution centers, five Plated fulfillment centers and 20 manufacturing facilities. The Company's stores predominantly operate under the banners Albertsons, Safeway, Vons, Pavilions, Randalls, Tom Thumb, Carrs, Sav-On, Jewel-Osco, Acme, Shaw's, Star Market, United Supermarkets, Market Street, Amigos, Haggen and United Express. Albertsons Companies is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood.

Forward-Looking Statements, Non-GAAP Measures and Identical Sales
This earnings report may include forward-looking statements within the meaning of the federal securities laws. Forward-looking statements contain information about future operating or financial performance. Forward-looking statements are based on the Company's current expectations and assumptions about market conditions and our future operating performance which the Company believes to be reasonable at this time. The Company's results may vary significantly from quarter to quarter, and these expectations and assumptions involve risks and uncertainties, including changes in macroeconomic conditions and the Company's industry, failure to achieve anticipated synergies and cost-savings, increased rates of food price inflation or deflation and other factors, that could cause actual results or events to be materially different from those anticipated. The Company undertakes no obligation to update or revise any such statements as a result of new information, future events or otherwise.

EBITDA and Adjusted EBITDA (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income and gross profit. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing operating performance, and thereby facilitate review of its operating performance on a period-to-period basis. Other companies may have different capital structures or different lease terms, and comparability to the Company's results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes

EBITDA and Adjusted EBITDA provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. The Company also uses Adjusted EBITDA, as further adjusted for additional items defined in its debt instruments, for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

As used in this earnings release, the term “identical sales” includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer internet sales are included in identical sales and fuel sales are excluded from identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions)
(unaudited)

	12 weeks ended		28 weeks ended
	September 8, 2018	September 9, 2017	September 8, 2018	September 9, 2017
Net sales and other revenue	$14,024.1	$13,831.7	$32,677.5	$32,291.7
Cost of sales	10,211.3	10,102.0	23,694.0	23,503.5
Gross profit	3,812.8	3,729.7	8,983.5	8,788.2

Selling and administrative expenses	3,681.4	3,807.2	8,659.0	8,783.3
Goodwill impairment	—	142.3	—	142.3
Operating income (loss)	131.4	(219.8)	324.5	(137.4)

Interest expense, net	194.9	214.8	449.5	485.3
Other (income) expense	(19.2)	(11.7)	(60.0)	4.7
Loss before income taxes	(44.3)	(422.9)	(65.0)	(627.4)

Income tax benefit	(11.9)	(67.7)	(14.9)	(67.3)
Net loss	$(32.4)	$(355.2)	$(50.1)	$(560.1)

Margins
Gross profit	27.2%	27.0%	27.5%	27.2%
Selling and administrative expenses	26.3%	27.5%	26.5%	27.2%

Store data
Number of stores at end of quarter	2,291	2,328	2,291	2,328

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 8, 2018	February 24, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,661.9	$670.3
Receivables, net	527.9	615.3
Inventories, net	4,308.1	4,421.1
Other current assets	347.8	441.9
Total current assets	6,845.7	6,148.6

Property and equipment, net	10,256.9	10,770.3
Intangible assets, net	2,968.9	3,142.5
Goodwill	1,183.3	1,183.3
Other assets	562.0	567.6
TOTAL ASSETS	$21,816.8	$21,812.3

LIABILITIES
Current liabilities
Accounts payable	$2,948.2	$2,833.0
Accrued salaries and wages	1,041.0	984.1
Current maturities of long-term debt and capitalized lease obligations	436.5	168.2
Other current liabilities	1,048.3	1,044.3
Total current liabilities	5,474.0	5,029.6

Long-term debt and capitalized lease obligations	11,328.9	11,707.6
Deferred income taxes	507.2	579.9
Other long-term liabilities	3,144.1	3,097.0

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock	2.8	2.8
Additional paid-in capital	1,780.9	1,773.3
Accumulated other comprehensive income	192.2	191.1
Accumulated deficit	(613.3)	(569.0)
Total stockholders' equity	1,362.6	1,398.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,816.8	$21,812.3

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	28 weeks ended
	September 8, 2018	September 9, 2017
Cash flows from operating activities:
Net loss	$(50.1)	$(560.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net (gain) loss on property dispositions, asset impairment and lease exit costs	(175.8)	51.3
Goodwill impairment	—	142.3
Depreciation and amortization	939.2	1,017.6
LIFO expense	12.9	23.6
Deferred income tax	(66.2)	(127.9)
Amortization and write-off of deferred financing costs	17.7	40.9
Equity-based compensation expense	25.6	18.1
Other	(29.6)	62.2
Changes in operating assets and liabilities, net of effects of acquisition of businesses:
Receivables, net	87.4	21.7
Inventories, net	100.1	22.4
Accounts payable, accrued salaries and wages and other accrued liabilities	213.0	79.8
Other operating assets and liabilities	117.1	80.8
Net cash provided by operating activities	1,191.3	872.7

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(34.5)
Payments for property, equipment and intangibles, including payments for lease buyouts	(631.2)	(752.6)
Proceeds from sale of assets	509.4	15.7
Other	33.6	17.0
Net cash used in investing activities	(88.2)	(754.4)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	750.0	40.0
Payments on long-term borrowings	(780.1)	(445.4)
Payments of obligations under capital leases	(51.6)	(56.0)
Member distribution	—	(250.0)
Other	(32.4)	(52.2)
Net cash used in financing activities	(114.1)	(763.6)

Net increase (decrease) in cash and cash equivalents and restricted cash	989.0	(645.3)
Cash and cash equivalents and restricted cash at beginning of period	680.8	1,229.1
Cash and cash equivalents and restricted cash at end of period	$1,669.8	$583.8

Albertsons Companies, Inc. and Subsidiaries
Adjusted EBITDA
(in millions)

The following is a reconciliation of Net loss to Adjusted EBITDA:

	12 weeks ended		28 weeks ended
	September 8, 2018	September 9, 2017	September 8, 2018	September 9, 2017
Net loss	$(32.4)	$(355.2)	$(50.1)	$(560.1)
Depreciation and amortization	402.6	439.2	939.2	1,017.6
Interest expense, net	194.9	214.8	449.5	485.3
Income tax benefit	(11.9)	(67.7)	(14.9)	(67.3)
EBITDA	553.2	231.1	1,323.7	875.5

Integration costs (1)	64.2	33.2	134.9	73.4
Acquisition-related costs (2)	44.4	9.0	57.5	26.7
Equity-based compensation expense	12.2	9.3	25.6	18.1
Net (gain) loss on property dispositions, asset impairment and lease exit costs	(135.8)	53.2	(175.8)	51.3
Goodwill impairment	—	142.3	—	142.3
LIFO expense	3.4	7.9	12.9	23.6
Other (3)	7.0	(0.8)	(14.4)	46.0
Adjusted EBITDA	$548.6	$485.2	$1,364.4	$1,256.9
(1) Related to activities to integrate acquired businesses, primarily the Safeway acquisition.
(2) Includes expenses related to acquisitions (including the mutually terminated merger with Rite Aid Corporation) and expenses related to management fees paid in connection with acquisition and financing activities.
(3) Primarily includes lease adjustments related to deferred rents, deferred gains on leases, costs incurred on acquired surplus properties and gains and losses related to the sale of investments.

Albertsons Companies, Inc. and Subsidiaries
Forecasted Adjusted EBITDA
(in millions)

The following is a reconciliation of forecasted operating income to forecasted Adjusted EBITDA:

	Fiscal 2018 Outlook
	Low	High
Forecasted operating income	$715	$790
Forecasted adjustments for:
Depreciation and amortization	1,750	1,740
Acquisition and integration costs (1)	240	230
Equity-based compensation expense	45	40
Other adjustments (2)	(70)	(80)
Forecasted Adjusted EBITDA	$2,680	$2,720

(1)	Primarily includes forecasted costs related to integration of acquired businesses, acquisitions and amortization of management fees paid.

(2)
Includes forecasted LIFO expense and lease adjustments related to deferred rents and deferred gains on leases and estimated net costs incurred on acquired surplus properties. Also includes adjustments to reflect actual gains or losses on property dispositions and sales of non-operating investments.